                                                                    Exhibit 99.1

                                IMAX CORPORATION

                                  [IMAX LOGO]

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com



            IMAX CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS

         -- PROVIDES UPDATE ON EXPLORATION OF STRATEGIC ALTERNATIVES --


TORONTO -- August 9, 2006 -- IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported net earnings of $0.08 per diluted share for the quarter ended June 30, 2006, compared to net earnings of $0.03 per diluted share reported for the three months ended June 30, 2005.

"We are pleased with our solid second quarter results, which reflect the ongoing success of our commercial strategy and the progress we are making executing our growth initiatives." said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler.

Separately, the Company provided an update regarding its exploration of strategic alternatives, including the possible sale or merger of the company. On March 9, the Company announced it had retained Allen & Company and UBS to explore strategic alternatives. Today the Company reported that while it received significant initial interest from multiple parties, its view is that there are presently no buyers who have indicated a willingness to acquire the Company at a valuation sought by the Board of Directors. Because interest remains from several parties at a lower valuation, however, the Board has authorized the Company's bankers to explore these opportunities. This process is ongoing.

"While we are surprised that the high level of interest we initially saw has yet to result in a partnership or acquisition, we are committed to fully exploring all options open to the Company, including those offers that did not meet the Board's original valuation parameters," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "We remain committed to ensuring that any transaction is strategically or financially compelling and delivers the most value possible to our shareholders."

During the second quarter, the Company signed agreements for 12 IMAX theatre systems, including four subject to certain conditions. This brings total signings for the first half of 2006 to 20. The Company recognized revenue on 11 theatre systems which qualified as either sales or sales-type leases in the second quarter of 2006 compared to nine theatre systems in the second quarter of 2005. In addition, the Company installed and began recognizing revenue on one theatre system that qualified as an operating lease in the second quarter of 2006 versus two in the same period in 2005.

For the three months ended June 30, 2006, the Company's total revenues were $41.4 million, as compared to $30.9 million reported for the prior year period. Systems revenue was $24.0 million versus $20.3 million in the prior year period, when the company recognized revenue on 11 systems compared to nine in the second quarter of 2006. There were no revenues associated with consensual lease buyouts, terminations by default and MPX conversion agreements in the second quarter. This compares to $3.9 million in settlement revenues in the second quarter of fiscal 2005.

For the second quarter of 2006, film revenues were $12.2 million, as compared to $5.3 million in the second quarter of 2005. This included IMAX DMR revenues of $4.1 million. Theatre operations revenue was essentially flat at $4.1 million in the second quarter of 2006 versus $4.2 million in the second quarter of 2005. Other revenue was $1.2 million in the second quarter of 2006 compared to $1.1 million in the second quarter of 2004.

The Company indicated that it is in the process of responding to an informal inquiry from the U.S. Securities and Exchange Commission regarding the Company's timing of revenue recognition, including its application of multiple element arrangement accounting in its revenue recognition for theatre systems. Under multiple element arrangement accounting, the revenues associated with different elements of an IMAX theatre system contract are segregated and can be recognized in different periods. The Company recognized revenue in the fourth quarter of 2005 on 10 theatre installations in theatres which did not open in that quarter, and in seven of those cases, revenue associated with the screen element of the system was deferred until the final screen was installed. Of these seven installations, three theatres had their screens completed in the first quarter of 2006, two in the second quarter of 2006, and screens in the remaining two theatres have either since been completed or are expected to be completed over the remainder of 2006. The value associated with the elements other than the screen elements of those system installations was recognized in the fourth quarter when they were substantially completed. The Company believes its application of the above accounting policy is, and has historically been, in accordance with GAAP, and the Company's position is supported by its auditors, PricewaterhouseCoopers LLP. This accounting policy has similarly been applied to one theatre installation in the second quarter of 2006, where revenue associated with the screen element has been deferred to a future period. The Company is cooperating in this inquiry.

On the film side, Superman Returns: An IMAX 3D Experience, the world's first live-action Hollywood feature to be converted from 2D to IMAX(R) 3D, has grossed approximately $24.7 million to date. The IMAX DMR(R) version of Poseidon, which opened in May, grossed $6.8 million. The Company released The Ant Bully: An IMAX 3D Experience, on July 28, which so far has grossed $1.6 million.

"We have been pleased with the positive audience response to Superman Returns, which was our widest release ever. Importantly, the IMAX 3D version accounted for nearly 10% of the total domestic box office. We think this high percentage is a clear reflection of the differentiated experience IMAX offers -- particularly in our first foray into live action 3D -- and of moviegoers' appetite for a more immersive and thrilling film experience. While the IMAX DMR version of Poseidon was somewhat disappointing, this weakness was largely offset by the ongoing strength of Deep Sea 3D, which has grossed more than $20.0 million to date," continued Messrs. Gelfond and Wechsler.

The remainder of IMAX's 2006 film slate includes Open Season: An IMAX 3D Experience, Sony Pictures Animation's first CGI animated picture, and, Happy
Feet: An IMAX 3D Experience, a CGI animated musical-comedy. The Company recently announced two exciting additions to its 2007 film slate. Spider-Man 3: The IMAX Experience is scheduled for release in May of 2007, and the IMAX DMR version of Harry Potter and the Order of the Phoenix will be released in July of 2007.

"Our 2007 film slate is already shaping up exceptionally well. Spider-Man is one of the world's most popular motion picture franchises, and thanks to the ongoing expansion of our network we will be able to open the third instalment in the series on more than 100 screens in North America. We are also very excited to have our third film in the fantastic Harry Potter series back on IMAX screens. IMAX continues to demonstrate that it has become a key component of the Hollywood release platform, and we think that our ability to deliver outstanding event films to the expanding network of IMAX theatres positions us well for continued growth," concluded Messrs. Gelfond and Wechsler.

The Company indicated that as part of its quarterly certification under Section 302 of the Sarbanes-Oxley Act, it has identified a material weakness in the internal controls surrounding the analysis and recording of a complex film accounting transaction in the second quarter of 2006. This control deficiency resulted in a negative adjustment of $0.8 million to its Consolidated Statement of Operations for the three months ended June 30, 2006 prior to its release in the financial statements filed today. This $0.8 million in film revenue is likely to instead be recognized in substantial part in the third quarter of 2006. The Company is implementing a new control to successfully remediate this area prior to the Company's annual 404 certification.

The Company will host a conference call to discuss today's announcements at 4:30 PM ET. To access the call interested parties should call (785) 832-2041 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 1480960.


ABOUT IMAX CORPORATION
Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of June 30, 2006, there were 274 IMAX theatres operating in 38 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(R), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and in the subsequent reports filed by the Company with the Securities and Exchange Commission including the Company's 10-Q for the quarter ended June 30, 2006, scheduled to be filed on August 9, 2006.

For additional information please contact:


MEDIA:                                        INVESTORS:
IMAX CORPORATION, New York                    Integrated Corporate Relations
Sarah Gormley                                 Amanda Mullin
212-821-0155                                  203-682-8243
sgormley@imax.com


ENTERTAINMENT MEDIA:                          BUSINESS MEDIA:
Newman & Company, Los Angeles                 Sloane & Company, New York
Al Newman                                     Whit Clay
310-278-1560                                  212-446-1864
asn@newman-co.com                             wclay@sloanepr.com

                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                              -----------------------------   ----------------------------
                                                                   2006            2005            2006           2005
                                                              -------------    ------------   -------------  -------------
REVENUE
IMAX systems                                                  $      23,952    $     20,308   $      33,350  $      42,421
Films                                                                12,171           5,301          18,692         10,248
Theater operations                                                    4,051           4,198           7,708          8,014
Other                                                                 1,224           1,071           2,066          1,563
                                                              -------------    ------------   -------------  -------------
                                                                     41,398          30,878          61,816         62,246
COSTS OF GOODS AND SERVICES                                          23,538          15,009          37,931         30,232
                                                              -------------    ------------   -------------  -------------
GROSS MARGIN                                                         17,860          15,869          23,885         32,014

Selling, general and administrative expenses                          9,451           9,812          19,956         20,055
Research and development                                                664             886           1,579          1,539
Amortization of intangibles                                             132             160             324            317
Receivable provisions, net of (recoveries)                             (252)           (370)           (109)          (158)
                                                              -------------    ------------   -------------  -------------
EARNINGS FROM OPERATIONS                                              7,865           5,381           2,135         10,261

Interest income                                                         280             284             533            498
Interest expense                                                     (4,231)         (4,202)         (8,405)        (8,399)
                                                              -------------    ------------   -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                       3,914           1,463          (5,737)         2,360
Recovery of (provision for) income taxes                               (380)           (538)          1,150           (479)
                                                              -------------    ------------   -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                        3,534             925          (4,587)         1,881
Net earnings from discontinued operations                                --             186           2,300            426
                                                              -------------    ------------   -------------  -------------
NET EARNINGS (LOSS)                                           $       3,534    $      1,111   $      (2,287) $       2,307
                                                              =============    ============   =============  =============

EARNINGS (LOSS) PER SHARE:
  Earnings (loss) per share -- basic:
  Net earnings (loss) from  continuing operations             $        0.09    $       0.02   $       (0.11) $        0.05
  Net earnings from discontinued operations                   $          --    $       0.01   $        0.05  $        0.01
                                                              -------------    ------------   -------------  -------------
  Net earnings (loss)                                         $        0.09    $       0.03   $       (0.06) $        0.06
                                                              =============    ============   =============  =============
Earnings (loss) per share -- diluted:
  Net earnings (loss) from continuing operations              $        0.08    $       0.02   $       (0.11) $        0.05
  Net earnings from discontinued operations                   $          --    $       0.01   $        0.05  $        0.01
                                                              -------------    ------------   -------------  -------------
  Net earnings (loss)                                         $        0.08    $       0.03   $       (0.06) $        0.06
                                                              =============    ============   =============  =============

Weighted average number of shares outstanding (000's):
     Basic                                                           40,285          39,818          40,255         39,687
     Diluted                                                         42,204          41,941          40,255         41,930

Additional disclosure:

Depreciation and amortization(1)                                      4,860           3,665           8,761          7,249


(1) Includes $0.3 million and $0.6 million in amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2006 (2005 - $0.3 million, $0.6 million)

                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)

                                                                              JUNE 30,
                                                                                2006           DECEMBER 31,
                                                                            (UNAUDITED)            2005
                                                                            --------------   ---------------
ASSETS
Cash and cash equivalents                                                   $       21,574   $        24,324
Short-term investments                                                               8,351             8,171
Accounts receivable, net of allowance for doubtful
  accounts of $6,598 (2005 -- $5,892)                                               27,314            26,165
Financing receivables                                                               65,355            63,006
Inventories                                                                         29,680            28,294
Prepaid expenses                                                                     4,159             3,825
Film assets                                                                          4,597             3,329
Fixed assets                                                                        25,797            26,780
Other assets                                                                         7,943            11,618
Deferred income taxes                                                                7,775             6,171
Goodwill                                                                            39,027            39,027
Other intangible assets                                                              2,686             2,701
                                                                            --------------   ---------------
   Total assets                                                             $      244,258   $       243,411
                                                                            ==============   ===============

LIABILITIES
Accounts payable                                                            $        7,024   $         6,935
Accrued liabilities                                                                 51,329            55,122
Deferred revenue                                                                    47,147            44,397
Senior Notes due 2010                                                              160,000           160,000
                                                                            --------------   ---------------
   Total liabilities                                                               265,500           266,454
                                                                            --------------   ---------------

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock Common shares -- no par value. Authorized --
  unlimited number. Issued and outstanding -- 40,285,574
  (2005 -- 40,213,542)                                                             121,960           121,674
Other equity                                                                         2,808             1,758
Deficit                                                                           (146,634)         (144,347)
Accumulated other comprehensive income (loss)                                          624            (2,128)
                                                                            --------------   ---------------
   Total shareholders' deficit                                                     (21,242)          (23,043)
                                                                            --------------   ---------------
   Total liabilities and shareholders' equity (deficit)                     $      244,258   $       243,411
                                                                            ==============   ===============